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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Maxim Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 31, 2001

Dear Stockholder:

    On behalf of the Board of Directors and management of Maxim Pharmaceuticals, Inc., I invite you to our Annual Meeting to be held on Wednesday, March 7, 2001, 9:00 a.m. EST at the St. Regis Hotel, Fontainebleau Room, Two East 55th Street, New York, New York 10022.

    It is important to us that your shares be represented at the Annual Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

    We also invite those of you in Europe unable to attend the Annual Meeting to attend a management update meeting to be held Monday, March 5, 2001, 9:00 a.m. Swedish Time, at the Royal Swedish Academy of Engineering Sciences, Johnsonsalen Room, Grev Turegatan 16, S-102 42 Stockholm. If you plan to attend the European management update meeting you must still return your proxy card in advance of the Annual Meeting to ensure that your shares are voted at the Annual Meeting.

    Thank you for your continuing interest and support.

                      Sincerely,

                      /s/ LARRY G. STAMBAUGH
                      Larry G. Stambaugh
                      Chairman of the Board

MAXIM PHARMACEUTICALS, INC.
8899 UNIVERSITY CENTER LANE, SUITE 400
SAN DIEGO, CALIFORNIA 92122
(858) 453-4040

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 7, 2001

To the Stockholders of Maxim Pharmaceuticals, Inc.:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of Maxim Pharmaceuticals, Inc. will be held on Wednesday, March 7, 2001, at 9:00 a.m. EST at the St. Regis Hotel, Fontainebleau Room, Two East 55th Street, New York, New York 10022, for the following purposes:

1.
To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

2.
To approve the Company's 2001 Incentive Stock Option Plan.

3.
To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2001.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on January 8, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

    Thank you for your continuing interest and support.

                      By order of the Board of Directors,
                      /s/ DALE A. SANDER
                      Dale A. Sander
                      Secretary

San Diego, California
January 31, 2001

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

MAXIM PHARMACEUTICALS, INC.
8899 UNIVERSITY CENTER LANE, SUITE 400
SAN DIEGO, CALIFORNIA 92122
(858) 453-4040

     PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MARCH 7, 2001
 INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc., a Delaware corporation ("Maxim" or the "Company"), for use at the Annual Meeting of Stockholders to be held on March 7, 2001, at 9:00 a.m. EST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the St. Regis Hotel, Fontainebleau Room, Two East 55th Street, New York, New York 10022. The Company intends to mail this proxy statement and accompanying proxy card on or about January 31, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has engaged the services of Corporate Investor Communications for the purpose of assisting in the solicitation of proxies at a cost of $4,500 plus the reimbursement of expenses.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock at the close of business on January 8, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 8, 2001, the Company had outstanding and entitled to vote 23,215,054 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. A majority of the outstanding shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8899 University Center Lane, Suite 400, San Diego, California 92122, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is October 3, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so prior to January 6, 2002, but not earlier than December 7, 2001.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting of one or two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

    PER-OLOF MÅRTENSSON:  Mr. Mårtensson, age 63, has served as a director of the Company from 1993 to 1995 and again beginning in 1996. Mr. Mårtensson is a director of Karo Bio and has served as its Chairman since 2000, and from 1997 to 1998. From 1998 to 2000, and from 1991 to 1997, Mr. Mårtensson has served as President and Chief Executive Officer of Karo Bio AB, a pharmaceutical company. Since 1990, Mr. Mårtensson has owned and operated POM Advisory Services AB, an independent consulting firm. From 1992 to 1995, Mr. Mårtensson served as Chairman of Skandigen AB, a diversified investment company. From 1987 to 1990, Mr. Mårtensson served as President of Pharmacia LEO Therapeutics AB, and as Executive Vice President of Pharmacia AB, both biopharmaceutical companies. From 1985 to 1990, Mr. Mårtensson served as President and Chief Executive Officer of AB LEO, a biopharmaceutical company.

    LARRY G. STAMBAUGH:  Mr. Stambaugh, age 53, has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

    GARY E. FRASHIER:  Mr. Frashier, age 64 has served as a director of Maxim since 1999. Mr. Frashier served as Chief Executive Officer of OSI Pharmaceuticals, a drug discovery company, from 1990 through 1998. He served as Chairman of the Board of Directors of OSI from 1997 through September 2000. Prior to OSI, Mr. Frashier served as Chief Executive Officer of Genex Corporation, led a management buy-out and served as Chief Executive Officer of Continental Water Systems, Inc., and served as Executive Vice President of Millipore Corporation. Mr. Frashier also serves as President and Principal of Management Associates, a provider of consulting services to entrepreneurial companies and as the Chairman of Cytoclonal Pharmaceutics, Inc.

Directors Continuing in Office Until the 2003 Annual Meeting

    F. DUWAINE TOWNSEN:  Mr. Townsen, age 67, has served as a director of the Company since 1993. Mr. Townsen is a General Partner and a founder of EndPoint Late-Stage Fund, a late-stage life science fund whose formation began in early 1999. Additionally, Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. Mr. Townsen is also a director emeritus of Cymer, Inc.

    THEODOR H. HEINRICHS:  Mr. Heinrichs, age 73, served as General Partner of the Hambrecht & Quist Life Science Venture from 1985 to 1997. Previously, Mr. Heinrichs also served as Chairman and Chief Executive Officer of Cutter Laboratories, Inc. and Chairman and Chief Executive Officer of Miles Laboratories, Inc.

Board Committees and Meetings

    During the fiscal year ended September 30, 2000, the Board of Directors held nine meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee, composed solely of outside directors, meets at least annually with the Company's independent auditors to, among other things, review the results and scope of the annual audit and discuss the Company's financial statements and receive and consider comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee also makes recommendations to the Board regarding the retention of independent auditors. It met four times during such fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15)) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A. The Audit Committee is composed of Messrs. Heinrichs, Mårtensson and Townsen.

    The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Frashier, Townsen and Mårtensson. It met three times during the fiscal year ended September 30, 2000.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee is composed of Messrs. Stambaugh and Mårtensson. It did not meet during the fiscal year ended September 30, 2000.

    The Board of Directors will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 5(c) of the Company's Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under "Stockholder Proposals." Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

    During the fiscal year ended September 30, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors(1)

    The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Company's Board of Directors. The members of the Audit Committee are Messrs. Heinrichs, Mårtensson and Townsen. The Audit Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

    Based on the Audit Committee's discussion with management and the independent accountants as well as the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed with the Securities and Exchange Commission.

  Theodor H. Heinrichs
  Per-Olof Mårtensson
  F. Duwaine Townsen

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL 2

APPROVAL OF 2001 INCENTIVE STOCK OPTION PLAN

     On November 17, 2000 the Board of Directors of the Company adopted the Company's 2001 Incentive Stock Option Plan ("2001 Plan"), subject to stockholder approval. There are seven hundred fifty thousand (750,000) shares of Common Stock reserved for issuance under the 2001 Plan. No options have been granted under the 2001 Plan.

    Stockholders are requested in this Proposal 2 to approve the 2001 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2001 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    The essential features of the 2001 Plan are outlined below:

General

    The 2001 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 2001 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2001 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

Purpose

    The Board adopted the 2001 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 153 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2001 Plan.

Administration

    The Board administers the 2001 Plan. Subject to the provisions of the 2001 Plan, the Board has the power to construe and interpret the 2001 Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

    The Board has the power, which it has not yet exercised, to delegate administration of the 2001 Plan to a committee composed of not fewer than one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 2001 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

    The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 2001 Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services

(other than benefits under a tax-qualified pension 2001 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

    Incentive stock options may be granted under the 2001 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 2001 Plan.

    No incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 2001 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No employee may be granted options under the 2001 Plan exercisable for more than three hundred seventy-five thousand (375,000) shares of Common Stock during any calendar year ("Section 162(m) Limitation").

Stock Subject to the 2001 Plan

    Subject to this Proposal an aggregate of seven hundred fifty thousand (750,000) shares of Common Stock are reserved for issuance under the 2001 Plan. If options granted under the 2001 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the 2001 Plan. If the Company reacquires unvested stock issued under the 2001 Plan, the reacquired stock will not again become available for reissuance under the 2001 Plan.

Terms of Options

    The following is a description of the permissible terms of options under the 2001 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    Exercise Price; Payment.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant.

    The exercise price of options granted under the 2001 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board at the time of the grant of the option, (i) by delivery of other Common Stock of the Company, or (ii) in any other form of legal consideration acceptable to the Board.

    Repricing.  In the event of a decline in the value of the Company's Common Stock, the Board does not have the authority, without prior stockholder approval, to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

    Option Exercise.  Options granted under the 2001 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options granted in the future under the 2001 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2001 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

    Term.  The maximum term of options under the 2001 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 2001 Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

    The option term generally is not extended in the event that exercise of the option within these periods is prohibited. An optionholder's option agreement may provide that if the exercise of the option following the termination of the optionholder's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder's service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

    The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2001 Plan and outstanding options. In that event, the 2001 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2001 Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

    The 2001 Plan provides that, in the event of a sale of substantially all of the assets of the Company or specified types of merger ("Corporate Transaction"), any surviving corporation will be required to either assume options outstanding under the 2001 Plan or substitute similar options for those outstanding under the 2001 Plan. If any surviving corporation declines to assume options outstanding under the 2001 Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a Corporate Transaction. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

    The Board may suspend or terminate the 2001 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2001 Plan will terminate on November 16, 2010.

    The Board may also amend the 2001 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2001 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the 2001 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2001 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Incentive Stock Options.  Incentive stock options under the 2001 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

    If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

    Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    Nonstatutory Stock Options.  Nonstatutory stock options granted under the 2001 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

    Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Summary of Other Equity Incentive Plans

    1993 Long-Term Incentive Plan.  The 1993 Long-Term Incentive Plan, as amended ("1993 Plan"), was adopted by the Company to provide a means by which selected directors, officers and employees (including certain consultants) of the Company and its affiliates could be given an opportunity to acquire stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The 1993 Plan provides for grants or awards of stock options, stock appreciation rights, restricted stock, performance units and incentive shares to employees (including certain consultants) and directors of the Company. Only employees are eligible to receive grants of "incentive stock options" within the meaning of section 422 of the Code under the 1993 Plan.

    A total of 1,800,000 shares have been reserved for grants and awards under the 1993 Plan. At January 1, 2001, 603,992 shares had been issued under the 1993 Plan, and options to purchase an aggregate of 1,196,008 shares at exercise prices ranging from $3.75 to $75.75 per share were outstanding. No additional shares were available for grants and awards. If an award expires or terminates unexercised or is forfeited, or if any shares are surrendered to the Company in connection with an award, the shares subject to such award and the surrendered shares will become available for further awards under the 1993 Plan. Currently, all of the Company's approximately 148 employees and its directors are eligible to participate in the 1993 Plan. No participant in the 1993 Plan is eligible to receive options or stock appreciation rights covering more than 200,000 shares of Common Stock in any calendar year. The Board may suspend or terminate the 1993 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1993 Plan will terminate on September 30, 2003. Termination of the 1993 Plan will not affect outstanding awards. The Board may also amend the 1993 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if such approval is then required under the laws of the State of Delaware, in order for the 1993 Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, in order for Incentive Stock Options to qualify as such under Section 422 of the Code, or under the rules of any stock exchange or quotation system on which the shares are then listed or authorized for quotation.

    2000 Nonstatutory Stock Option Plan.  In August 2000, the Company adopted the 2000 Nonstatutory Stock Option Plan (the "2000 NSO Plan") and it was subsequently amended by the Company in November 2000 to allow limited grants to officers and directors. The purpose of the 2000 NSO Plan is to assist the Company in attracting the services of new employees directors and consultants and retaining the services of current employees, directors and consultants. The 2000 NSO Plan provides a means by which selected employees, directors and consultants of the Company and its affiliates are given an opportunity to purchase stock in the Company thereby enhancing their efforts in the service of the Company and its stockholders. The 2000 NSO Plan provides only for the grant of nonqualified stock options. Such options are intended not to qualify as incentive stock options under the Code. The maximum number of shares of Common Stock that may be issued under the 2000 NSO Plan is 750,000. In addition, the aggregate number of options granted to officers and directors must be less than 50% of the total number of shares granted under the 2000 NSO Plan. All of the Company's employees are eligible to participate in the 2000 NSO Plan.

    Under the 2000 NSO Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of nonqualified stock options may not be less than 85% of the fair market value of the Common Stock on the date of grant and such options generally include vesting provisions of up to four years. As of January 1, 2001, options to purchase a total of 548,300 shares of Common Stock were outstanding under the 2000 NSO Plan.

New Plan Benefits

    The following table presents certain information with respect to options granted under the Company's equity incentive plans for the fiscal year ended September 30, 2000 to (i) the Company's Chief Executive Officer and its other most highly compensated executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all non-executive officer employees as a group. This information regarding grants for the fiscal year ended September 30, 2000 is for illustration only and may not be relevant to actual grants that are made in the future under the 2001 Incentive Stock Option Plan.

NEW PLAN BENEFITS

2001 Incentive Stock Option Plan

Name and Position	Number of Shares Underlying Options
Larry G. Stambaugh President and Chief Executive Officer	100,000
Kurt R. Gehlsen, Ph.D. Vice President, Development and Chief Technical Officer	75,000
Dale A. Sander Vice President, Finance, Chief Financial Officer and Secretary	50,000
Geoffrey B. Altman Vice President, Marketing and Sales	45,000
All Executive Officers as a Group	270,000
All Non-Employee Directors as a Group	200,000
All Non-Executive Officer Employees as a Group	592,644

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 12, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (2)
Deutsche Bank A.G. (3) Frankfort am Main 60612 Frankfort, Germany	3,085,410	13.30%
McKinley Capital Management, Inc. (4) 3301 C Street, Suite 500 Anchorage, Alaska 99503	1,354,855	5.84%
F. Duwaine Townsen (5)	132,793	*
Larry G. Stambaugh (6)	414,518	1.77%
Gary E. Frashier (7)	56,000	*
Theodor H. Heinrichs (8)	49,333	*
Per-Olof Mårtensson (9)	140,333	*
Kurt R. Gehlsen, Ph.D. (10)	73,630	*
Geoffrey B. Altman (11)	69,393	*
Dale A. Sander (12)	62,520	*
All Directors and Officers as a Group (8 persons) (13)	998,520	4.18%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed above, based on information furnished by such owners, has sole investment and voting power with respect to shares indicated as beneficially owned, subject to community property laws where applicable.

(2)
Percentage of beneficial ownership is based on an aggregate of 23,202,889 shares of Common Stock outstanding as of December 12, 2000, adjusted as required by rules promulgated by the SEC.

(3)
Includes 391,210 shares held by Deutsche Asset Management Europe GmbH and 1,900,000 shares held by Deutsche Gesellschaft fur Wertpapiersparen MbH.

(4)
Includes 268,180 shares held by Robert G. Gillam, the President and Chief Investment Officer of McKinley Capital Management, Inc.

(5)
Includes 1,825 shares held by Ventana Growth Capital Fund V L.P. Mr. Townsen, a director of the Company, is a general partner of the aforementioned entity. Mr. Townsen disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any.

  Includes (i) 30,178 shares held jointly by Mr. Townsen and his wife and (ii) 790 shares held by Mr. Townsen's spouse. Also includes 100,000 shares subject to stock options exercisable within 60 days of December 12, 2000.

(6)
Includes 1,000 shares and 1,000 redeemable warrants exercisable within 60 days of December 12, 2000 held by Mr. Stambaugh's spouse, and 208,334 shares subject to stock options exercisable within 60 days of December 12, 2000.

(7)
Includes 55,000 shares subject to stock options exercisable within 60 days of December 12, 2000.

(8)
Includes 1,000 shares held by Hematec, Inc., Mr. Heinrichs, a director of the Company, is the principal equity shareholder of Hematec, Inc. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any. Includes 48,333 shares subject to stock options exercisable within 60 days of December 12, 2000.

(9)
Includes 140,000 shares subject to stock options exercisable within 60 days of December 12, 2000.

(10)
Includes 46,667 shares subject to stock options exercisable within 60 days of December 12, 2000.

(11)
Includes 43,751 shares subject to stock options exercisable within 60 days of December 12, 2000.

(12)
Includes 61,750 shares subject to stock options exercisable within 60 days of December 12, 2000.

(13)
Includes 1,000 shares subject to redeemable warrants and 704,835 shares subject to stock options exercisable within 60 days of December 12, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

    During the fiscal year ended September 30, 2000, each non-employee director of the Company received an annual fee of $15,000 and a per-meeting fee of $1,500, if attended in person, or $1,000 if attended by telephone. Each non-employee director also received a fee of $1,000 per committee meeting attended ($1,500 per committee meeting attended in the capacity as that committee's chairperson). In addition, each non-employee director received an automatic stock option grant of 25,000 shares of Common Stock upon his election to the Board, 15,000 shares of Common Stock upon his reelection to the Board, and 10,000 shares annually if he attended at least 75% of the meetings held during a fiscal year. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    The Company also established a goal of providing non-employee directors with stock options covering approximately 100,000 shares by the end of two three-year terms. In addition to the grants to be awarded during the fiscal year 2001 and consistent with this goal, the Board approved one-time grants of fully-vested stock options to purchase 20,000 shares at an exercise price of $37.00 per share to each of Messrs. Frashier, Heinrichs, Mårtensson and Townsen.

Executive Officers of the Company

    The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age	Year in Which he Became an Officer
Larry G. Stambaugh	President and Chief Executive Officer	53	1993
Kurt R. Gehlsen, Ph.D.	Vice President, Development and Chief Technical Officer	44	1996
Dale A. Sander	Vice President, Finance, Chief Financial Officer and Secretary	41	1996
Geoffrey B. Altman	Vice President, Marketing and Sales	39	1998

    The officers of the Company hold office at the discretion of the Board of Directors of the Company. During Fiscal 2000, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during Fiscal 2001.

    Larry G. Stambaugh  has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

    Kurt R. Gehlsen, Ph.D.  joined the Company as Chief Technical Officer and Vice President, Development in 1996. From 1991 to 1995, Dr. Gehlsen served as Chairman of the Board of Directors, President and Chief Executive Officer of Trauma Products, Inc., a biomedical company. From 1989 to 1991,

Dr. Gehlsen served as Senior Research Scientist and Head, Division of Molecular and Cellular Biology, Pharmacia Experimental Medicine Division of Pharmacia, Inc., a biopharmaceutical company and as Vice President, Chief Operating Officer and Director of Molecular and Cellular Biology for the La Jolla Institute for Experimental Medicine. Dr. Gehlsen received a B.S. in biology from the University of Arizona and a Ph.D. from the University of Arizona College of Medicine.

    Dale A. Sander  joined the Company in 1996 as Chief Financial Officer, Vice President, Finance and Secretary. From 1993 to 1996, Mr. Sander served as Chief Financial Officer of Pacific Pharmaceuticals, Inc., a biotech company. From 1991 to 1993, Mr. Sander served as Chief Financial Officer of Tactyl Technologies, Inc., a medical device manufacturer. Prior to 1991 he worked for over nine years with Ernst & Young, an international professional service firm. Mr. Sander is a certified public accountant and has a B.S. in Accounting from San Diego State University.

    Geoffrey B. Altman  joined the Company in 1997. From 1997 to 1998, he served as Senior Director, Marketing and Sales of the Company. From 1994 to 1997, Mr. Altman served as Director of Worldwide Marketing Development and Director of U.S. Sales and Marketing of Agouron Pharmaceuticals. Prior to 1994, Mr. Altman worked for six years with Amgen Inc. as Product Manager for the launch of the drug Neupogen® and as Associate Director responsible for the United States marketing of Neupogen.

Summary of Compensation

    The following table shows for each of the three fiscal years ending September 30, 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three executive officers at September 30, 2000 (collectively, the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Larry G. Stambaugh	2000	$360,000	$150,000	100,000	$5,174
President and Chief	1999	$310,000	$108,500	75,000	$5,077
Executive Officer	1998	$275,000	$57,750	83,334	$7,523
Kurt R. Gehlsen, Ph.D.	2000	$230,000	$75,000	75,000	$5,174
Vice President, Development and	1999	$190,000	$47,500	35,000	$3,542
Chief Technical Officer	1998	$175,000	$27,000	—	$5,531
Dale A. Sander	2000	$200,000	$60,000	50,000	$4,038
Vice President, Finance,	1999	$170,000	$34,000	30,000	$5,090
Chief Executive Officer and Secretary	1998	$150,000	$27,000	—	$4,901
Geoffrey B. Altman	2000	$165,000	$20,000	45,000	$5,005
Senior Director,	1999	$145,000	$15,000	35,000	$4,445
Marketing and Sales	1998	$125,000	—	—	$1,731

(1)
The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 2000.
(2)
Bonuses are reflected in the fiscal year earned.
(3)
All Other Compensation is comprised of the Company's nondiscretionary matching contribution to its 401(k) plan.

STOCK OPTION GRANTS AND EXERCISES

    The following tables show for the fiscal year ended September 30, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Options Granted in Last Fiscal Year(1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term ($) (3)
	Number of Securities Underlying Options Granted	% Total Options Granted to Employees In Fiscal Year (2)
			Exercise Price ($/Sh)	Expiration Date
Name					5%	10%
Larry G. Stambaugh	100,000	11.6%	8.00	10/26/06	504,000	1,272,000
Kurt R. Gehlsen, Ph.D.	75,000	8.7%	8.00	10/26/06	378,000	954,000
Dale A. Sander	50,000	5.8%	8.00	10/26/06	252,000	636,000
Geoffrey B. Altman	45,000	5.2%	8.00	10/26/06	226,800	572,000

(1)
The options referenced above become exercisable over a 4-year period with 25% vesting on September 30, 2000 and the remaining shares vesting in equal quarterly installments over the remaining three years.

(2)
Based on options to purchase 862,644 shares granted to employees in the fiscal year ended September 30, 2000, including the Named Executive Officers.

(3)
Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

Aggregated Option Exercises and Fiscal Year (FY) End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) (2) Exercisable/ Unexercisable
Larry G. Stambaugh	—	—	208,334/133,333	10,317,217/6,715,089
Kurt R. Gehlsen, Ph.D.	49,651	1,423,129	46,667/77,082	2,470,276/3,977,848
Dale A. Sander	15,000	955,625	64,250/63,750	3,282,281/3,279,844
Geoffrey B. Altman	—	—	43,751/56,249	2,153,173/2,858,702

(1)
Represents the fair market value of the underlying shares on the date of exercise less the exercise price.

(2)
Fair market value of the Company's Common Stock at September 30, 2000 ($60.75 per share), minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

    Pursuant to an executive employment agreement between the Company and Larry G. Stambaugh, the Chairman, President and Chief Executive Officer of the Company, effective as of October 1, 2000, Mr. Stambaugh receives an annual salary of not less than $400,000, an annual bonus in an amount up to 35% of his annualized base salary, an additional bonus of $150,000 upon the approval of a new drug application to market Ceplene® within two years of the employment agreement and equity compensation as determined by the Board of Directors. The employment agreement also provides that, if Mr. Stambaugh's employment is terminated without cause or upon constructive discharge, he will receive a severance payment equal to his then annual base salary plus health care insurance coverage for a three year period. Mr. Stambaugh's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. In addition, the Company has agreed to pay a portion of the cost of maintaining a life insurance policy in the amount of $1,000,000 on Mr. Stambaugh's behalf.

    Pursuant to an executive employment agreement between the Company and Kurt R. Gehlsen, Ph.D., the Chief Technical Officer and Vice President, Development of the Company, dated October 1, 2000, Dr. Gehlsen receives an annual salary of not less than $260,000 and an annual bonus in an amount up to 25% of his annualized base salary, an additional bonus of $75,000 upon the approval of a new drug application to market Ceplene® within two years of the employment agreement and equity compensation as determined by the Board of Directors. The employment agreement provides that if Dr. Gehlsen's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Dr. Gehlsen's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

    Pursuant to an executive employment agreement between the Company and Dale A. Sander, the Chief Financial Officer and Vice President, Finance of the Company, dated October 1, 2000, Mr. Sander receives an annual salary of not less than $230,000 and an annual bonus in an amount up to 20% of his annualized base salary, an additional bonus of $40,000 upon the approval of a new drug application to market Ceplene® within two years of the employment agreement and equity compensation as determined by the Board of Directors. The employment agreement provides that if Mr. Sander's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Sander's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

    Pursuant to an executive employment agreement between the Company and Geoffrey B. Altman, Vice President, Marketing and Sales of the Company, dated October 1, 2000, Mr. Altman receives an annual salary of not less than $175,000 and an annual bonus in an amount up to 20% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Mr. Altman's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Altman's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Frashier, Townsen and Mårtensson.

Compensation Philosophy

    The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. In general, total annual compensation is targeted at least at the median of the firms comprising the survey data. The firms included in the survey data are representative but are not identical to the peer group index used to compare stockholder returns. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

    The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 2000 for the Chief Executive Officer and all executive officers as a group.

Management Compensation Program

    Compensation paid to the Company's executive officers for fiscal 2000 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive cash bonuses under the Company's incentive bonus plans, stock options and other equity incentives under the Incentive Plan, and other grants of options to purchase the Company's Common Stock.

Base Salary

    With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including recommendations of the Chief Executive Officer (other than with respect to his compensation), the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. Base salaries generally are targeted at least at the median of the firms comprising the survey data for such comparable companies. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

Annual Incentive Bonus Program

    The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal—building stockholder value. For fiscal 2000 these goals were:

  •
  Securing additional financing and increasing shareholder value.

  •
  Further advancing the commercialization of Ceplene® product candidate, including advancement of pivotal human clinical testing.

  •
  Implementing strategies relating to the potential marketing and manufacturing of Ceplene®.

  •
  Broadening the Company's technology base through the acquisition and advancement of additional product candidates.

  •
  Identifying additional potential applications for the Company's key products and technologies.

    Final calculation of the Company's financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year. Individual incentive bonus awards to executive officers for the Company's 2000 fiscal year were determined by the Committee based on its subjective assessment of the aforementioned factors and were paid after its conclusion.

Long-Term Incentives

    As described in Proposal 2, the Company's long term incentive program consists of the 1993 Plan, the 2000 NSO Plan and, if Proposal 2 is approved by the Company's stockholders, the 2001 Plan (collectively, the "Incentive Plans"). Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plans conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

    Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to five years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plans will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced. In determining the level of stock option grants, the Committee considers, but does not formally weigh performance and the incentive compensation provided to similarly situated executives within the industry.

Chief Executive Officer Compensation

    Mr. Stambaugh's annual incentive bonus award for fiscal 2000 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's subjective assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an annual incentive bonus award equal to approximately 42% of his fiscal 2000 year-end salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were the continued progress of the development of the Company's lead product candidate, Ceplene® (formerly Maxamine®), including the completion of the U.S. Phase 3 malignant melanoma trial and the advancement of two additional Phase 3 cancer clinical trials, the submission of an NDA for approval to market Ceplene®,and the completion of an equity financing transaction providing net proceeds to the Company of approximately $164.8 million.

    Mr. Stambaugh was granted stock options under the Incentive Plan for 100,000 shares of Common Stock on October 26, 1999, at an exercise price of $8.00 per share. In addition, in recognition of Mr. Stambaugh's performance in meeting the factors described above, the Committee granted Mr. Stambaugh additional stock options for 100,000 shares on November 17, 2000 at an exercise price of $37.00 per share. On November 17, 2000, the Committee granted Mr. Stambaugh additional stock options to purchase 100,000 shares of Common Stock at an exercise price of $37.00 per share with vesting contingent upon U.S. Food and Drug Administration marketing approval for Ceplene®, with such approval to be received by November 17, 2002.

Section 162(m) Of The Internal Revenue Code

    Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                    Gary E. Frashier
                    Per-Olof Mårtensson
                    F. Duwaine Townsen

Compensation Committee Interlocks and Insider Participation

    None of the Company's executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of our board of directors or compensation committee.

Performance Measurement Comparison(1)

    The following graph shows a comparison of cumulative total returns on an investment of $100 cash in the Company, the Chase H&Q Biotechnology Index, the American Stock Exchange Market Value Index, the Nasdaq Biotechnology Index and the Standard & Poor's 500 Index for the period that commenced July 11, 1996 (the date on which the Company's Common Stock was first traded on the American Stock Exchange) and ended on September 30, 2000. The graph assumes that all dividends have been reinvested.

Comparison of 50 Month Cumulative Total Return

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

    In April and July 1999, the Company entered into loan agreements with certain executive officers to finance income taxes associated with the exercise of stock options. A total of $264,460 of loans with interest ranging from 7% to 8% per annum were made to Larry G. Stambaugh, Chief Executive Officer, all of which have been repaid. A loan in the amount of $150,000 with interest at the rate of 7% per annum was made to Kurt R. Gehlsen, Chief Technical Officer, all of which has been repaid.

    In December 2000, the Company entered into a Secured Revolving Promissory Note with Larry G. Stambaugh, the Company's Chief Executive Officer. The purpose of the agreement was to allow the repayment of margin loans associated with the exercise of stock options, the payment of income taxes associated with such exercises and the purchase of a residence. The Board determined that it was in the Company's best interest to provide the loan to Mr. Stambaugh to avoid the necessity of selling personal holdings of the Company's securities during a period of depressed market price. Under the terms of the promissory note, Mr. Stambaugh can borrow up to $2,850,000. As of January 1, 2001, the outstanding principal balance on the promissory note was $2,850,000. Amounts borrowed under the promissory note accrue interest at the rate of 8.25% per year.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors
                      /s/ DALE A. SANDER
                      Dale A. Sander
                      Secretary

January 31, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC'S WEBSITE AT "HTTP://WWW.SEC.GOV".

Appendix A

Audit Committee

Audit Committee Charter

  Organization. There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The committee members must also be able to read and understand fundamental financial statements. At least one member must have past employment experience in finance or accounting, or other comparable experience or background.

  Statement of Policy. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation, and to ensure the independence of the independent auditor.

  Responsibilities. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the Audit Committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation. Such independent auditors shall be ultimately accountable to the Audit Committee and the board of directors, as representatives of the corporation's stockholders

  •
  Evaluate the independence and performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the board of directors replace the independent auditors.

  •
  To receive written statements from the independent auditors delineating all relationships between the auditors and the corporation consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the board of directors take appropriate action to oversee the independence of the auditors.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting practices, adequacy of staff and management performance, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

A-1

MAXIM PHARMACEUTICALS, INC.
2001 INCENTIVE STOCK OPTION PLAN

Adopted November 17, 2000
Approved By Stockholders            , 2001
Termination Date: November 16, 2010

1.  PURPOSES.

    (a) Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

    (b) Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

    (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.  DEFINITIONS.

    (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Code" means the Internal Revenue Code of 1986, as amended.

    (d) "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

    (e) "Common Stock" means the common stock of the Company.

    (f)  "Company" means Maxim Pharmaceuticals, Inc., a Delaware corporation.

    (g) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

    (h) "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    (i)  "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    (j)  "Director" means a member of the Board of Directors of the Company.

    (k) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

    (l)  "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

    (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

        (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

    (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (p) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

    (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

    (t)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (u) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

    (v) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (w) "Plan" means this Maxim Pharmaceuticals, Inc. 2001 Incentive Stock Option Plan.

    (x) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

    (y) "Securities Act" means the Securities Act of 1933, as amended.

    (z) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.  ADMINISTRATION.

    (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

        (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii)  To amend the Plan or an Option as provided in Section 11.

        (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (c) Delegation to Committee.

        (i)  General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (ii)  Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

    (d) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.  SHARES SUBJECT TO THE PLAN.

    (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of Common Stock.

    (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

    (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

    (a) Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

    (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

    (c) Section 162(m) Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than three hundred seventy-five thousand (375,000) shares of Common Stock during any calendar year.

    (d) Consultants.

        (i)  A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

        (ii)  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.  OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made in any manner other than cash.

    (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    (f)  Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any

Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

    (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

    (i)  Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

    (j)  Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

    (k) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

    (l)  Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.  COVENANTS OF THE COMPANY.

    (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

    (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9.  MISCELLANEOUS.

    (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

    (b) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

    (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

    (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (e) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring Common Stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

    (f)  Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

    (g) Cancellation and Re-Grant of Options. The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

    (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

    (c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised at or prior to the Corporate Transaction. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised at or prior to the Corporate Transaction.

11. AMENDMENT OF THE PLAN AND OPTIONS.

    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

    (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

    (e) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14. CHOICE OF LAW.

    The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

MAXIM PHARMACEUTICALS, INC.
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 7, 2001

    The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 31, 2001, relating to the Annual Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held March 7, 2001 and (ii) appoints Larry G. Stambaugh and Dale A. Sander as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AND 3.

    STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

    THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AND 3.

/x/	Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for nominees listed above. To withhold authority to vote for any nominee, write such nominee's name below:			FOR	AGAINST	ABSTAIN
1.	To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.	/ /	/ /	2.	To approve the Company's 2001 Incentive Stock Option Plan.	/ /	/ /	/ /

	Nominees: Per-Olof Mårtensson Larry G. Stambaugh			3.	To ratify the Board of Directors' selection of KPMG LLP as the Company's independent public accountants for the the fiscal year ended September 30, 2001.	/ /	/ /	/ /
					Please check this box if you plan to attend the meeting.			/ /

		Date:	, 2001

Signature (title, if any)	Signature, if held jointly
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, date, sign and mail this proxy card in the envelope provided. No postage is required for domestic mailing.

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MAXIM PHARMACEUTICALS, INC. 8899 UNIVERSITY CENTER LANE, SUITE 400 SAN DIEGO, CALIFORNIA 92122 (858) 453-4040
MAXIM PHARMACEUTICALS, INC. 8899 UNIVERSITY CENTER LANE, SUITE 400 SAN DIEGO, CALIFORNIA 92122 (858) 453-4040
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF 2001 INCENTIVE STOCK OPTION PLAN
NEW PLAN BENEFITS 2001 Incentive Stock Option Plan
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
Audit Committee
MAXIM PHARMACEUTICALS, INC. 2001 INCENTIVE STOCK OPTION PLAN
Adopted November 17, 2000 Approved By Stockholders , 2001 Termination Date: November 16, 2010